Sub Management Contract between
Putnam Investment Management, LLC and Putnam
Investments Limited dated February 27, 2014;
Schedule A amended as of March 24, 2016
Incorporated by reference to Post Effective
Amendment No. 232 to the Registrants
Registration Statement filed on March 28, 2016.